                                             EXHIBIT 11
                                   CALCULATION OF NET LOSS PER SHARE


                                                                                            THREE MONTHS ENDED
                                                                                              SEPTEMBER 30,
                                                                                         ------------------------
                                                                                             1997           1996
                                                                                         ------------    ----------
Beginning Balance June 30..............................................................     9,567,211     1,006,154
Issuance/Repurchase of Common Stock....................................................       817,575        (1,121)
Issuance of Cheap Stock................................................................       --            356,167
                                                                                         ------------    ----------
Weighted Average Shares at September 30................................................    10,384,786     1,361,200
Net Loss Third Quarter.................................................................    ($824,246)   ($1,155,375)
Net Loss per Share.....................................................................       ($0.08)        ($0.85)
                                                                                         ------------    ----------

                                                                                            NINE MONTHS ENDED
                                                                                              SEPTEMBER 30,
                                                                                          ----------------------
                                                                                             1997           1996
                                                                                          ----------     ----------
Beginning Balance January 1.............................................................   9,544,373      1,016,662
Issuance/Repurchase of Common Stock.....................................................     284,598         (9,594)
Issuance of Cheap Stock.................................................................      --            356,167
                                                                                          ----------     ----------
Weighted Average Shares at September 30.................................................   9,828,971      1,363,235
Net Loss................................................................................ ($4,615,367)   ($3,228,588)
Net Loss per Share......................................................................      ($0.47)        ($2.37)
                                                                                          ----------     ----------